SEI Investments Company Corporate Social Responsibility Report 202

Alfred P. West, Jr. Chairman and Chief Executive Officer Last year was marked by a pandemic with far- reaching social and economic repercussions, renewed calls to address inequity, and gratefully, the resilience of our front-line workers, communities and families. It was a year that reminded us of the importance of our responsibilities as a corporate citizen. Since SEI’s founding more than 50 years ago, we’ve embraced transformation and disruption. We believe that the most challenging times offer the most opportunity, inspiring us to deliver for our clients, our communities and ourselves. We know that our clients face many of the same challenges that we do, and we lean on our values of integrity and respect to co-create solutions that endure today and contemplate the future. Our clients’ goals often go beyond the technology, operations or investment services we provide—they also consider how environmental, social and governance (ESG) considerations may impact their business risk and results, and position them for future growth. We made significant progress in 2020 with formalizing our approach to sustainable investing strategies. Our Manager Research team completed in-depth sustainability due diligence across our entire universe of investment managers, supporting ongoing engagement, dialogue and best-practice sharing across our manager network. We also onboarded two new sustainable investing roles, focused on deeper integration of sustainability into our core investment processes and the development of sustainable investing solutions for our clients. We also introduced tools for our clients to use in building portfolios for their clients that meet their desired social impact. As of Dec. 31, 2020, SEI manages $21.2 billion in assets with sustainability considerations incorporated through screening, ESG integration or impact investing. b

In 2020, we joined Climate Action 100+, an investor-led initiative to engage companies whose businesses and operations have an opportunity to mitigate climate change and support the transition to a low-carbon economy. This effort supports our new global investment stewardship strategy, building on a decade of collaborative shareholder engagement in our Irish Funds complex. We will continue to enhance the breadth and depth of our sustainable investing strategy in the coming years, and we anticipate creating more solutions for the investor and practitioner markets we serve. Throughout the year, we launched new initiatives, building on what we are already doing, designed to reinforce our open and inclusive culture. Through conversations about diversity and personal experiences with a focus on the lives of our Black community, the SEI Black Professionals Network was founded. We also joined the Institutional Investing Diversity Cooperative and the U.K.-based 100 Black Interns group. Furthering our commitment to support diverse communities, we signed the Canadian Investor Statement on Diversity and Inclusion. The Chester County Fund for Women and Girls also honored us as a “Champion of Change” for our commitment to the career development and growth of female employees and our efforts to advance gender equity in the workplace. As we move forward, we continue to be confident in our future. I am encouraged by the work we are doing on many fronts, helping us grow as a company and a community. We believe our business has a role to play in effecting positive change. 1

“2020 was a year that reminded us of the importance of our responsibilities as a corporate citizen.” – Al West, Chairman and CEO 2

Table of Contents Introduction Corporate Social Responsibility at SEI About the Report Governance and Ethics Ethics and Compliance Fair Marketing and Communications Risk Management Sustainable Investing Sustainability in Manager Research Sustainable Investing Solutions Investment Stewardship Investment Risk Management Workforce Inclusion and Belonging Training and Development Employee Affinity Groups Philanthropy Environmental Sustainability Greenhouse Gas Emissions Waste Management Water Resources Value Reporting SASB Standards 17 6 4 12 25 28 3

Introduction We are a leading provider of technology-driven wealth and investment management solutions. For more than 50 years, we’ve led in the outsourcing space by being an innovator, delivering platform-based solutions and financial technologies—across front, middle and back offices—to help our clients achieve lasting success. As of Dec. 31, 2020, through its subsidiaries and partnerships in which the company has a significant interest, SEI manages, advises or administers approximately $1 trillion in hedge, private equity, mutual fund and pooled or separately managed assets, including approximately $369 billion in assets under management and $787 billion in client assets under administration. Corporate Social Responsibility at SEI At SEI, we believe that our business should be conducted in a manner that achieves sustainable growth and demonstrates a commitment to corporate social responsibility (CSR). As such, our Code of Ethics requires all employees to act responsibly, ethically and with integrity in our dealings with each other and our stakeholders. CSR is an important component of various aspects of our business. The corporate functions that govern our policies, procedures and environment incorporate our CSR ethos into their practices. These functions include compliance, risk, investor relations, workforce development, investment management and facilities. SEI’s progress and priorities are detailed throughout this report. Our Corporate Social Responsibility Committee was established in 2018 and meets quarterly to coordinate and promote sustainability efforts across SEI globally. Its mandate includes both corporate and investment management initiatives. This committee supports SEI’s commitment to the ESG principles laid out in our ESG statement. Each of our company’s six employee-led affinity groups contributes to SEI’s CSR progress by engaging, educating and supporting employees through grassroots programs focused on philanthropy and volunteerism, diversity, environmental sustainability, military and veteran support, women’s empowerment, and wellness. More information can be found under “Employee Affinity Groups” on page 22. FINANCIAL SUMMARY (In thousands, except per-share data*) 2020 Change from 2019 Revenues $1,684,058 2% Income from operations $445,887 (3%) Net income $447,286 (11%) Diluted common shares outstanding 149,003 (4%) Diluted earnings per share $3.00 (7%) *Statistics as of Dec. 31, 20204

About the Report As a technology-driven provider of outsourced asset management, investment processing and investment operations solutions, we help clients create and manage wealth over the long term. We understand that our stakeholders look to us for information about how we approach CSR and how our products and solutions may enable a more sustainable economy. As investors, we also recognize the need for comparable, industry- relevant CSR disclosures. For the reporting period of fiscal year 2020, we have aligned this document with the Value Reporting Foundation’s SASB Standards for the Software & IT Services and Asset Management & Custody Activities sectors. Data pertaining to our affiliate, LSV Asset Management, is not included within this report Company Values We help our clients succeed. Their needs come before our own and drive our business. We value collaboration and treat each other with respect. We behave with integrity; we do what we say and are transparent in all our dealings. We embrace diversity in our thinking and in our workforce. Diversity is key to our commitment to creativity and innovation. SEI is our company. We think and act as owners. We are committed to the growth and betterment of our people, partners and community. We are committed to providing shareholders with sustainable earnings growth. We have fun. Client Experience Principles Care for clients. Care for SEI. Know and anticipate our clients’ needs, desires, goals and challenges. Open ourselves to our clients. Be open to possibilities. Simplify the complex. Make it easy to work with us. Act in the best interest of our clients. Own the experience. Exceed. HANDS-HEART Handshake 5

Governance and Ethics For more than 50 years, we have created next-generation solutions for the financial services industry. Our ability to fulfill our mission—to help clients achieve continued success by developing consistently relevant solutions delivered through an outstanding client experience—rests on our reputation as a trusted partner and advisor. Ethics and Compliance We are dedicated to ethical business practices and have a Code of Conduct that is designed to promote an ethically strong and safe work environment. Our General Counsel has oversight of our Code of Conduct. Company Code of Conduct Our Code of Conduct requires employees to comply with all applicable laws. All employees are required to undergo annual training on our Code of Conduct, which covers: • Decision-making • Employee activities (e.g., conflicts of interest, civic/political activities, loans to employees, insider trading, fair dealing, etc.) • Reputational risk • Promoting a positive work environment • Recordkeeping • Compliance with law • Audits, investigations and legal proceedings • Delegation of authority • Confidential information and privacy • Public disclosures Any employee who believes his or her actions, or those of any other employee, may be inconsistent with the Code of Conduct, is encouraged to bring these concerns to members of the Legal and Compliance team or report confidentially to the SEI Ethics Alertline. The company’s policy of non-retaliation for reporting alleged violations is detailed in the Compliance Procedures and Non-retaliation Policy. Additional Policies and Training “Corporate Responsibility” training is assigned to all U.S. employees on an annual basis. Globally, similar training is assigned based on the area of jurisdiction. Code of Ethics for Senior Financial Officers: Applies to the Company’s Chief Executive Office, Chief Financial Officer, Treasurer and Controller, or persons performing similar functions (“Senior Financial Officers”). Its purpose is to promote honest and ethical conduct and compliance with the law, particularly as related to the maintenance of the Company’s financial records and the preparation of financial statements filed with the Securities and Exchange Commission. The obligations of this Code of Ethics supplement, but do not replace, the SEI’s Code of Ethics and Insider Trading Policy applicable to all employees. SOX Anti-Fraud Policy: Our guiding principles of honesty, integrity, and fairness have contributed to our success as a leading global provider of asset management services and investment technology platforms. As such, dishonest or unethical behavior is not tolerated. Anti-Corruption Policy: Describes our policy in respect to anti-corruption laws and regulations of the countries in which we operate. SEI and its subsidiaries will conduct every business transaction with integrity and will comply with the applicable laws and regulations of the United States and each foreign country in which we work. The policy applies to all of our officers, employees, subsidiaries and third parties worldwide. 6

Privacy and Information Security Policy: Outlines the principles that govern all of SEI’s business units and regulates direct or indirect subsidiaries of SEI Investments Co. with respect to the collection, sharing and protection of information. Anti-Money Laundering Policy: We prohibit and actively prevent money laundering and the funding of terrorist activities by complying with all applicable requirements under the Bank Secrecy Act and its implemented regulations. Regulated Entity Compliance Policies: Each of our regulated subsidiaries has adopted a comprehensive set of compliance policies and procedures tailored to that entity’s activities and regulatory requirements. Fair Marketing and Communications SEI’s investment platforms and solutions serve retail investors–primarily through intermediaries–and institutional investors in global markets. Our clients include private banks, wealth services and management firms, investment advisors, investment managers, retirement plan sponsors, institutional investors, endowments and ultra-high-net- worth families. We seek to provide fair, transparent and comprehensive information on our products and services that are appropriate for each type of client. We require all client and prospect marketing collateral to be reviewed and approved prior to use. A group of legal and compliance professionals, including FINRA-registered principals in the United States, reviews all company-generated marketing collateral for compliance with applicable legal and regulatory guidance. They subsequently complete corresponding regulatory filings as required. Our Legal and Compliance team members may also provide ongoing consultation on interpretative guidance and related legal matters. In-person and online training is required of and provided to new employees in sales and marketing roles. Guidebooks and supplemental reference materials, including policies and guidelines, are distributed to employees during training sessions. These materials are maintained internally. Employees must adhere to specific guidelines if they are approved and trained to represent SEI on any media platform (print, radio, television and social media) as part of their job responsibilities. For individuals who represent some of SEI’s regulated wholly owned subsidiaries, SEI provides additional mandatory training regarding content generation that complies with applicable content standards and relevant jurisdictional anti-fraud provisions for marketing. Supplemental training may be conducted at least once a year, and failure to participate in ongoing training may result in the revocation of official spokesperson status. 7

Risk Management We believe we manage risks thoughtfully in the pursuit of our strategic business objectives. We strive to deliver long-term, sustainable growth in our revenues and earnings. As such, we seek to balance risk-taking with strategic returns. Everyone has a responsibility to help manage risk within the corporation. SEI utilizes the “Three Lines of Defense” model used by many of its clients and widely recognized across the financial services sector. SEI’s first line of defense is comprised of employees within SEI’s market units. These units are the primary “owners” of risk and have day-to-day responsibility for managing risk. They are best positioned to understand the inherent risks associated with their business strategies and with the specific practices, processes, people and systems they employ. SEI’s second line of defense includes the Enterprise Risk Management (ERM), Information Technology Risk Management, Legal and Compliance, and Finance and Accounting functions. These functions are designed to support the first line of defense with specialized skills and technical expertise, and they are responsible for advancing sound risk management practices. Among other things, the second line of defense develops risk management programs, policies, and guidance; implements centralized risk management technologies, tools and systems; monitors the remediation of deficiencies; and provides centers of expertise on risk matters. SEI’s third line of defense is its Internal Audit function, which is responsible for providing independent assurance on the effectiveness of SEI’s overall governance, risk management, and control arrangements. Enterprise Risk Management The Enterprise Risk Management team, run by our Chief Risk Officer (CRO), reports to the CFO. Throughout the year, the CRO works with the various business lines and solution development teams to continually identify, review and assess business risks and corresponding mitigation measures. Responsibilities that fall under the Enterprise Risk Management team include: • Corporate Risk Register • Business Resilience • Crisis Management • Third-Party Risk • Counterparty Risk • Information Governance • Corporate Insurance Business Continuity Management The Business Continuity Management (BCM) team endeavors to deliver a program that achieves business and technology resiliency via preparation and testing of specific activities, technologies and corporate recovery plans. Based on business impact analyses and risk assessments, the program is designed to continue developing, coordinating and maintaining recovery plans and testing programs. Additional design objectives include the ability to recover and resume business processing in the event of an unforeseen disruption to facilities, personnel, technology systems or applications. Our BCM program addresses what we believe are the material risks posed to the company in the event of a significant disruption or catastrophic incident. It also provides the framework within which the individual business areas, operating companies, and SEI as a whole can prevent, contain and recover from a potential incident. SEI’s BCM uses an All-Hazards Approach to continuity. It is a challenge to plan for every possible incident, and an All-Hazards approach focuses on response and recovery strategies that can be applied to many types of disruptive events, including pandemics, acts of violence, weather events, technology issues, etc. SEI’s BCM program implemented a cloud-based, third-party software tool to assist with program management in 2020 and will continue to transition the program to this new system in 2021. The annual corporatewide business impact analysis (BIA) and 8 location-specific risk assessments are managed via the software tool. Crisis Management, IT Disaster Recovery, Business Operations and Client Service continuity plans will be transitioned to the software tool in 2021. Each of our geographic locations has also established a Crisis Management Team (CMT), which has the authority to initiate the communication plan for that site and to invoke use of our off-site workplace recovery center with the designated business-resumption service provider (where applicable). The CMT makes use of the Incident Management and Emergency Communication processes, as well as the Business Continuity and Disaster Recovery Plans for its location as needed. Our ERM team is responsible for our annual Climate Change Risk Assessment. The assessment identifies potential impacts on our operations and business partners from physical climate risks, such as extreme weather events and natural disasters. It also identifies possible corporate responses to the potential risks. A Flexible and Swift Response to COVID-19 From the onset of the COVID-19 outbreak, ensuring the health and safety of our employees and keeping them informed have been top priorities. To start, we enhanced employee benefits to include free COVID-19 testing, unlimited sick time for positive cases, daycare referral and financial assistance, vacation carryover, flexible work schedules where possible, and extended FSA deadlines. We also found new ways to engage our employees with company events, such as virtual concerts and events, as well as an employee website with up-to-date information regarding our offices, plans, policies and more. We continue to regularly communicate with our staff, keeping them informed about the company’s latest policies, plans, and safety measures regarding an eventual return to the office. In March 2020, as the need for social distancing and stay- at-home orders became clear, our business continuity program allowed us to pivot quickly to a work-from-home model with no significant service interruptions. Through careful planning and communication, this transition was accomplished with minimal client impact, maintaining business-as-usual operations throughout the year. To ensure a smooth transition to working remotely, our technology team increased our network capabilities and available VPN connections. The team also made VPN updates to enhance our information security posture. Additionally, in an effort to establish and maintain open communications with our clients, our Global Communications team regularly published client-facing corporate updates and COVID-19 FAQs to SEI’s corporate website. SEI’s Director of Business Resilience hosts a biweekly call with representatives from all business units and locations worldwide, providing a forum for corporate updates and COVID-19 education and news. We also created a Return- to-Office Guide for our employees, available via our intranet site. The guide features information regarding: • SEI’s guiding principles for managing through the pandemic • How our Return-to-Office committee is operating and the deliverables of its various subcommittees (facilities, HR, operations, etc.) • The phased approach of our return-to-office plans • Facilities preparations • Details on our return-to-office training and policies • Travel and visitor policies As we prepare for the eventual transition back into the office, our facilities team has implemented a number of measures to ensure office safety. The team has: • Enhanced our HVAC capabilities to refresh all interior air hourly • Installed touchless water fountains and faucets • Installed automatic door-opening capabilities • Worked with our janitorial vendor to implement enhanced cleaning procedures • Installed signage throughout campus with COVID-19 reminders • Created space throughout campus for quick relocation of staff in the case of a positive COVID-19 test or for business continuity (BC) use if there are widespread power or communications outages requiring remote staff to return to the office 9

Data Privacy/Information Governance SEI’s business model relies on processing large volumes of sensitive data, which presents a wide range of financial, operational, legal, regulatory and reputational risks. The Privacy Program outlines and sets forth the principles that govern SEI with respect to the collection, sharing, protection of and access to information; it also sets forth the principles that govern SEI’s global privacy regime. The Information Governance Program provides a framework of policies and practices regarding how the organization handles data throughout the information life cycle, including how SEI creates, stores, uses, shares, archives and destroys data in order to conduct business. The two programs work closely with our Information Security program to promote sound business practices with regard to data protection. These programs endeavor to ensure data protection and privacy through the implementation of key principles, industry standards, and guidelines issued by regulatory agencies for the jurisdictions in which the company operates. SEI’s Chief Privacy Officer oversees the Privacy Program and is responsible for maintaining and publishing privacy-related policies and protocols, creating and maintaining SEI’s Record of Processing Activities (data mapping), acquiring and responding to data subject access requests, supporting any data privacy agreements, and investigating privacy incidents and responding to or providing notice of privacy breaches to regulators. SEI’s Information Governance Program is responsible for establishing and promoting standardized file- naming conventions, identifying and eliminating unauthorized, unnecessary or inactive data storage repositories, and promoting sound data-minimization practices. Other responsibilities include reducing access to sensitive data, promoting Intellectual Property (IP) protection practices, establishing standard procedures for the transmittal of data, ensuring that proper archive and purge functionality exists on all applications or data storage repositories, destroying obsolete physical records, and maintaining the Corporate Records Retention Policy. Third-Party Risk Management We consider third parties to be an integral part of our business model and, as such, exercise skill, care and diligence when entering into, managing or terminating third-party relationships. We maintain a Third-Party Risk Management Program that encompasses all third parties globally and is designed to cover the entire vendor life cycle, including planning and third-party selection, risk assessment, contracting, due diligence, continuous monitoring and exit and contingency planning. Vendor owners are responsible for the risk, performance and oversight of their third parties throughout the relationship, and a centralized Vendor Management Office administers the program. The program is overseen by senior management via a Vendor Management Committee. The committee is chartered with maintaining the program to address changes in the risk landscape and for facilitating program compliance. This committee reports to SEI’s Operations Risk Committee. We request information about our third parties’ corporate social responsibility, environmental sustainability, and diversity and inclusion policies as part of our due diligence and periodic reviews. In addition, we produce an annual report with statistics on supplier diversity spending, which is provided to executives, governance bodies and clients (upon request). Information Security Our long-term client relationships depend on our ability to handle client data and information securely and with integrity. Our Chief Privacy Officer leads the privacy program, which is designed to manage data privacy and protection across the enterprise. Our CISO manages our information security program, which is designed to protect electronic information and other intellectual property from unauthorized disclosure, modification or misuse. Both privacy and information security report quarterly to the Operations Risk Committee, composed of senior executives; and annually to the Board of Directors. Our network architecture limits and controls access to critical resources while providing high rates of performance. Endpoint detection and response 10 systems use advanced intelligence to detect malware, as well as analyze and adapt to new issues as they arise. Our Security Information and Event Management system provides near real-time detection and response to security events and integrates threat intelligence data to anticipate and identify suspicious activity. Each year, we conduct independent third-party tests of our systems to identify necessary changes and enhancements to the protocol. Additionally, our Information Security team performs regular vulnerability studies internally and externally. Training and Awareness Our people are critical to our ability to protect client data and information. All employees receive training as part of their new hire onboarding and annually as part of their required corporate training. Additional employee resources include a dedicated intranet site, where employees can access our policies, training and information on best practices; regular communications from our corporate leadership; email updates from the Information Security team; and phishing awareness education at business unit town hall meetings. 11

1 Our affiliate, LSV Asset Management, managed $93.7 billion, which are not included in this report. Sustainable Investing SEI had over $275 billion in assets under management as of Dec. 31, 2020.1 We offer investment products, including mutual funds, collective investment products, alternative investment portfolios and separately managed accounts to a range of institutional and high-net-worth investors. Investors are increasingly considering how ESG issues affect their investments and how their investments can drive positive impact. We approach sustainable investing with the same culture of innovation that has enabled our success for more than 50 years. In 2020, SEI formalized its sustainable investing team within the Investment Management Unit, hiring a Global Director of Sustainable Investing Solutions and establishing a sustainability team within Manager Research. As a signatory to the UN Principles for Responsible Investment (UN PRI), we are committed to building and enhancing our approach to sustainable investing and reporting on these efforts annually. Our ESG Statement reinforces this commitment for all our employees. SEI also seeks to be an active participant in industry dialogue related to ESG and sustainable investing. In addition to the UN PRI, we participate in and/or are signatories to a range of collaborative organizations, including but not limited to: • Climate Action 100+ • Canadian Investor Statement on Diversity and Inclusion • Institutional Investors’ Diversity Cooperative • The Responsible Investment Association of Canada • The UK Investment Consultants Sustainability Working Group • 100 Black Interns Sustainability in Manager Research Manager research is the foundation of our approach to investment management. Over the course of three decades, we developed this capability to provide our clients with access to skilled managers and diversified investment products through a multi-manager solution. Manager research underpins our sustainable investing capabilities, and our approach to ESG research provides an in-depth analysis of each of our managers based on three broad factors: profile, resources and practices. • Profile: We analyze the extent of the manager’s sustainability practices in a broad sense, as well as the manager’s commitment to sustainable investing. • Resources: We evaluate how well resourced the manager is to achieve its sustainable investing goals—the bridge between words and action. • Practices: We assess how the manager actually implements sustainable investing in its investment process. This is designed to distinguish sustainable investing from “greenwashing,” or presenting false integration of responsible investing practices to attract clients. Each manager receives a final score of strong, moderate or weak for its sustainable investment capabilities. By the end of 2020, SEI’s dedicated manager research sustainability team had evaluated more than 225 managers’ ESG practices. Approximately 80% of our underlying managers are UN PRI signatories. For more information, please see “How Responsible Investing Fits into Our Manager Research Process,” (2018). 12

SEI’s manager research process evaluates and selects managers known for their expertise in specific markets or investment styles through a combination of qualitative and quantitative analyses. We look for investment teams that are diverse across identity, experiential and cognitive backgrounds. All three types of diversity can offer a variety of benefits; however, in terms of decision-making, research indicates that cognitive diversity is the most influential.2 The social justice and racial equity movement in 2020 highlighted that the financial sector has significant room for improvement in supporting a more equitable financial system. Across SEI’s sub-advisors, 24% of the portfolio management teams involved in final investment decisions include women and 30% include minorities. SEI is proud to participate in several industry initiatives aimed at increasing representation and disclosure of women and minorities in the financial services sector, including signing on to the U.K.’s 100 Black Interns initiative, signing the Canadian Investor Statement on Diversity and Inclusion and joining the Institutional Investors’ Diversity Cooperative as a founding member. For more information about Diversity, Equity and Inclusion at SEI, see page 17. Diversity as a Competitive Advantage 2 SEI, “Diversity and Inclusion in SEI’s Manager Research Process,” August 2020. 13

Sustainable Investing Solutions

In addition to integrating sustainability into our investment research and processes, we aim to bring dedicated sustainable investment solutions to our clients through mutual funds and customized solutions. We have a 20-year track record of providing custom screening solutions to clients through separate accounts, enabling them to align their portfolios with their values by excluding investments in certain sectors or business practices, such as tobacco, gambling or firearms.

In 2008, we launched the Screened World Equity ex-US Fund, which avoids investing in companies whose activities benefit the governments of countries that support terrorism, genocide or human rights abuses. Since 2012, we have been the investment advisor to the New Covenant Funds, which invest according to the social witness principles of the General Assembly of the Presbyterian Church. In 2015, we launched equity and fixed-income strategies in the SEI Catholic Values Trust, which make investments consistent with the U.S. Conference of Catholic Bishops' Socially Responsible Investing Guidelines. All of our Irish-domiciled UCITS Funds exclude investments in companies involved in the sale, production or development of certain controversial weapons. As of year-end 2020, these funds had $19.4 billion in assets under management.

Through its advisory businesses, SEI also provides clients with access to a range of solutions that promote sustainability characteristics or have sustainability objectives in separately managed accounts (SMAs) and other investment vehicles. In 2020, SEI approved several new ESG integration and impact investment strategies for our Institutional and Private Wealth clients. SEI also introduced an ETF substitutes program in our Independent Advisor Solutions business, which enables clients invested in our ETF-based asset allocation portfolios to substitute ESG-focused ETFs across multiple asset classes.

These strategies are subject to SEI Investment Management Company's (SIMC) manager research process, including ESG due diligence and investment oversight practices. At the end of 2020, we managed approximately $1.8 billion in assets with screening or ESG integration approaches through externally managed funds and separately managed accounts (SMAs).

Using our in-depth manager research approach, we intend to introduce new strategies to support exclusionary screening, ESG integration and impact investing via mutual funds, separate accounts and other investment solutions in the future.

	SUSTAINABLE INVESTING		
	Equity	Fixed Income	Total
EXCLUSIONARY SCREENING	$11,774.0M	$8,734.6M	$20,508.6M
ESG INTEGRATION	$571.9M	$94.8M	$666.8M
IMPACT	$0.3M	$6.0M	$6.3M
TOTAL	$12,346.3M	$8,835.4M	$21,181.7M

Definitions:

Exclusionary: Strategies that exclude certain sectors, companies or practices based on specific screening criteria.
ESG Integration: Strategies that incorporate environmental, social and governance performance into analysis and selection.

Impact: Strategies that target investments to generate a social or environmental impact alongside a financial return.

Data is categorized by primary approach to sustainability. Many products take multiple approaches, such as screening and integration. Data as of Dec. 31, 2020.

14

Investment Stewardship As active owners of our investments, we utilize our voice as shareholders to influence corporations to act in the best interest of our clients, including considering ESG issues in shareholder engagement and proxy voting. Shareholder Engagement We believe that collaborative engagement efforts can support constructive dialogue and reinforce positive long-term relationships with issuers. By participating in engagement activities in partnership with other asset managers and asset owners, we aim to amplify our own voice as a shareholder. For more than a decade, our UCITS funds have retained a shareholder engagement partner to proactively engage companies to address sustainability risks and opportunities that arise directly or indirectly from their business operations. In 2020, through our shareholder engagement partner, we engaged 505 companies in 38 countries on sustainability topics and achieved 260 positive milestones such as a company commitment, target or new policy. Among the companies engaged, the frequent topics addressed were labor standards (29%), corporate governance (22%) and climate change (20%). In late 2020, we launched an enhanced global stewardship strategy that builds on stewardship activity in SEI’s UCITS funds by expanding shareholder engagement to include assets in our U.S. and Canadian domiciled fund complexes. By focusing on collaborative investor initiatives, including a strategic partnership with Sustainalytics, SEI will focus engagement activity on global norms and standards, as well as sustainability themes shaping the future of the global economy. Proxy Voting SIMC has adopted proxy voting guidelines that require the evaluation of ESG-oriented shareholder proposals on a case-by-case basis and will generally support well- crafted, business-relevant ESG resolutions. SIMC’s Proxy Voting Committee provides oversight of the proxy voting policy and activities and meets Collaborating on Climate Change In 2020, SEI joined Climate Action 100+, an investor-led initiative to engage companies whose businesses and operations have an opportunity to mitigate climate change and support the transition to a low-carbon economy. Climate Action 100+ asks companies to: 1. Implement a strong governance framework to address climate change risk 2. Take action to reduce greenhouse gas emissions across the value chain 3. Provide enhanced corporate disclosure in line with the recommendations of the Task Force on Climate-related Financial Disclosures (TCFD) 22% 9% 29% 20% 10% 5% 4% EQUITY HOLDINGS ENGAGED BY ISSUE Corporate Governance Business Conduct Human Rights Envi ronmental Stewardship Cl imate Change Publ ic Heal th Labor Standards Numbers may not add to 100% due to rounding 15 as necessary to perform its oversight functions. The committee comprises representatives of SIMC’s Investment Management Unit, Sustainable Investing team and Compliance personnel. SIMC has retained Glass Lewis as its proxy voting vendor to implement SIMC’s proxy voting guidelines. In 2020, SIMC introduced an enhancement to its proxy voting policies in support of our investment stewardship strategy. In addition to Glass Lewis’ research, SIMC receives certain proxy voting recommendations from our shareholder engagement vendor, Sustainalytics, reflecting progress and priorities with companies that have been engaged. If Glass Lewis and Sustainalytics offer differing viewpoints on proxy items related to engagement activity, SIMC’s proxy voting committee reviews and determines how to vote in the best interest of shareholders. More information about our approach to stewardship can be found online for our funds domiciled in the United States, Canada and Ireland. Investment Risk Management As a global investment manager, we seek to manage our exposure to and impact on systemic risks across our investment solutions. SEI’s Investment Risk Management team is responsible for ensuring that the risks of our investment strategies are consistent with their mandates. The team operates separately from our portfolio management teams. We use a technology-driven, multi-asset risk management system for equities, fixed-income securities and alternative investments. The system provides a consistent and daily view of risk across asset classes and creates a framework that is designed to contribute to a common understanding of risks across our various investment teams. Our Investment Risk Management team performs stress tests to measure the risk of loss under various shocks and economic scenarios. Factor-sensitivity shocks measure a portfolio’s sensitivity to specific risk factors, including market risk, credit risk, interest rate risk and currency risk. Risk Oversight Investment Risk Management chairs the Investment Management Unit’s multiple oversight committees, which include the Sub-Advised Portfolio Management Oversight Committee, the Internal Portfolio Management Oversight Committee, the Manager Research Oversight Committee and the Asset Allocation Oversight Committee. These committees evaluate our investment processes, product implementations and investment results relative to expectations. They are also responsible for approving material changes to investment strategies, benchmarks and risk limits. Additional oversight is provided by our Derivatives and Counterparty Risk Oversight Committee and the Liquidity Risk Committee. The Derivatives and Counterparty Risk Oversight Committee monitors exposures and the credit worthiness of derivatives counterparties, repurchase agreement counterparties, and custodial sweep programs. The Liquidity Risk Committee oversees our liquidity risk program. This committee monitors our ability to meet redemptions under normal and stressed conditions without materially impacting a portfolio’s net asset value. Liquidity Risk The Investment Risk Management team monitors liquidity in SEI’s portfolios. Using the daily history of cash flows, we determine the level of reasonably anticipated withdrawals from portfolios under normal conditions. Each day, the team measures the amount of time needed to trade portfolio securities based on a transaction cost model that incorporates bid-ask spreads, average daily volume, settlement time and the reasonably anticipated trade size. From this data, we assess a mutual fund’s liquidity profile and its ability to meet redemptions. Strict limits are applied to the amount of illiquid securities in each portfolio. Derivatives Risk The Investment Risk Management team monitors the use of derivatives. We have established limits for notional derivatives exposures based on each portfolio’s investment strategy, which are approved by the Sub- Advised Portfolio Management Oversight Committee. We also monitor the liabilities created by deliverable derivatives transactions. These liabilities must be covered by cash or readily marketable securities. In addition, we monitor counterparty exposures from derivatives transactions. Counterparty exposures are reported to the Derivatives and Counterparty Risk Committee, which also monitors counterparties’ credit worthiness. 16

Workforce SEI is strengthened by the contributions from our global community members, who have different backgrounds, life experiences and ideas. While we have always believed in the power of discussion and open dialogue, 2020 was a year when it took center stage. Inclusion and Belonging The COVID-19 pandemic brought forth a diversity of experiences in life, and our SEI community joined together in conversation and action surrounding inequities and injustices. Our U.S. and U.K. offices took conversations about diversity, as well as co-workers’ own experiences as professionals of color, and transformed them into the “Let’s Listen” series hosted by our SEI Diversity affinity group. Through three raw, unscripted and powerful storytelling sessions, the voices and experiences of our colleagues were amplified, and across the world, we lived our values of trust and respect. In 2020, inclusion and diversity took on a new direction: inclusion and belonging. With focus and energy on belonging, we believe we have made strides as a company across all diversity spectrums. We launched new avenues for employee connection to continue to foster an open and inclusive culture, regardless of geographic location. Our affinity groups continue to be one of our driving forces of culture and are key to our inclusion and belonging goals. With their partnership, we achieved several highlights in 2020, including: • Created a subcommittee of executives who focused on people equity and opportunity within our global workforce. The subcommittee has partnered with our SEI Diversity leadership to explore opportunities to expand our inclusion work, not just at SEI, but also in the communities where we live and work. • Launched and/or expanded six external diversity partnerships impacting Black, Indigenous, and people of color (BIPOC) communities: – Chester County Futures – Expanded a scholarship program for underprivileged youth of color to help them achieve STEM- focused secondary education. – Best Buy/Philadelphia YMCA – Created technology centers for teens to gain access to helpful tools to further job opportunities and secondary education access. – BlackFem – Formed an Indianapolis-based school program, bringing daily financial literacy education to school districts in need. – Coded by Kids – Founded a partnership with 1Philadelphia vision to provide economic and investment education to the youth of Philadelphia by striving to remove systemic barriers that inhibit them from achieving education and financial independence. – Tower Hamlets Education Business Partnership – Launched a U.K.-based partnership to provide education and advancement opportunities to secondary school youth through interview practice, mentorship, CV and cover letter review, and financial literacy workshops. – Booklove and Beyond – Established a partnership in the U.K. to provide curated books that are representative of the demographics of the youth who attend hosted events. The partnership also connects authors from underrepresented groups to read to schoolchildren. 17

Belonging on ‘The Intersection’ Inclusion and belonging played a key digital role in the SEI podcast, “The Intersection.” Some episodes to note: • Radical Empathy and Active Allyship – As part of Pride Month 2020, we are proud to share a conversation with an LGBTQIA+ speaker and advocate. Listen as he dives into his experiences of coming out in the workplace and encourages us to find our own identities. https://seic.com/knowledge-center/podcast-radical- empathy-and-active-allyship • SEI Salutes Our Veterans – In this episode, employees leading the SEI Salutes affinity group discuss the history and mission of SEI Salutes and the importance of recruiting veterans and supporting them and their families as they transition to civilian careers. https://seic.com/knowledge-center/podcast-sei- salutes-our-veterans • Unconscious Bias: Making Changes at Scale – As part of the SEI Women’s Network 7th Annual Summit, we welcome the Director of Neurodiversity in the Workplace for a fascinating conversation about unconscious bias. The discussion focuses on the presence of bias in the workplace and the impact it can have on an individual’s professional and personal life. https://seic.com/knowledge-center/podcast- unconscious-bias-making-changes-scale Inclusion-Focused (Virtual) Recruitment As our work and home locations merged in response to the pandemic, SEI was afforded the opportunity to think creatively about how and where we source talent. One of the silver linings of the COVID-19 outbreak was the emergence of new talent pools and operations. We leveraged artificial intelligence to help SEI attract and acquire new talent that we may not have had access to previously due to geography. We transitioned to different recruitment and interviewing methods and successfully provided an opportunity for more remote-worker capabilities. In 2020, SEI rolled out a new employee mobility tool, Pathways, which assists our current employees in career pathing and identifying new opportunities to remain at SEI and explore a different career journey. As we look at our work externally: • Our Neurodiversity@Work program launched its first virtual cohort in conjunction with Neurodiversity in the Workplace. Over two weeks, managers, trainers and Workforce Development co-workers were able to observe and select neurodivergent talent through an alternative skill-based interview process. In addition, teams were educated on challenging mental models and how to implement neuroinclusive virtual practices. At the end of the cohort, we added three new full-time employees, who are thriving in a virtual environment. With the support of our Neurodiversity in the Workplace job coaches, the feedback has been overwhelmingly positive. • SEI also formed a partnership with the National Association of Black Accountants and will continue to expand our relationships with colleges and universities, focusing on underrepresented populations moving into our entry-level and collegiate opportunities. • The SEI Women’s Network (SWN) launched the Emerging Leaders program, a one-day immersive introduction to SEI and our junior leadership program. In conjunction with Workforce Development, the SEI Women’s Network targets collegiate women— sophomores and juniors who are interested in financial services—to undergo a day of professional development and explore a future opportunity with SEI. At the conclusion, students and SEI recruiters connect about externship and internship opportunities. SWN is continuing to implement this program in support of our inclusive recruitment practices. • Through the Department of Defense’s SkillBridge program, SEI has continued its involvement in transitioning military members into careers that match their skillsets. “Transitioning from the military is a stressful time, and SEI has eliminated so much of that stress. The SkillBridge program and guidance have been outstanding, and I think despite the challenging circumstances we are living in right now, we have accomplished so much. I look forward to future success and projects with SEI.” – 2020 SkillBridge Participant 18

While the actions and events may change, SEI's focus on inclusion and belonging remains strong. Through a challenging year, we discovered more avenues to amplify voices, found opportunities to invest time and resources, and furthered the efforts of our employee-led affinity groups. We look forward to what we can accomplish in 2021 and beyond.

SEI is committed to creating and maintaining a diverse and inclusive workforce and culture. We believe it is imperative to have diversity of experiences, backgrounds, talents and thoughts in order to address the needs of our client base. We value contributions that come from individuals we work with, including their perspectives, experiences and ideas.

In keeping with that belief, SEI is proud to be an equal opportunity employer. We aim to offer employment opportunities to people of color, women, individuals with disabilities, military service members and veterans.

Our workforce strategy encompasses global outreach and programs focused on recruitment, retention and the promotion of underrepresented groups within the financial services industry. Part of this strategy includes partnerships with our employee-led affinity groups.

Progressing in the Right Direction

We strive to provide all of our employees with the opportunity to grow and contribute to the success of the business. Our investments in our global gender diversity initiative are guided by our analysis of what we believe we are doing well and where we need to focus our energies to improve the ways we attract, develop and retain our female employees.

As part of this commitment, we continue to take action regarding our gender pay gap across the globe. In the context of the U.K., our 2021 gender pay gap report will be published by April 2021 and has a snapshot from April 2019 to April 2020. We observed an increase in both the mean- and median-fixed pay gaps this year (mean-fixed from 21.9% to 28.6%, and median-fixed from 12.3% to 14.07%).* We attribute this fluctuation to attrition as well as employees who have entered into unpaid leave. Due to the smaller size of our U.K. office, small changes in staff can significantly impact the calculation of the gap percentages.

We have already begun to see positive changes aligned for the 2021 snapshot period and look to continue our goals of reducing our gender pay gap globally.

*Gender pay gap figures reported as of April 1, 2020

GLOBAL EMPLOYEE DEMOGRAPHICS

	Male	Female	White	Persons of Color
SENIOR LEADERSHIP	73%	27%	89%	11%
SUPERVISORS & MANAGERS	66%	34%	78%	22%
INDIVIDUAL CONTRIBUTORS	65%	34%	81%	19%
SALES & RELATIONSHIP MANAGEMENT	75%	25%	91%	9%
TECHNOLOGY	77%	23%	67%	33%

Percentages as of Dec. 31, 2020. A portion of SEI employees have chosen not to self-identify their demographic information.

Training and Development

The Workforce Development team provides multiple tools to SEI employees to support their growth and professional development. SEI has a strong foundation in digital development and learning programs. Those were expanded in 2020, and our commitment to employee education remained strong. SEI's Learning and Development team introduced a host of new programs, learning content, and new ways for employees to engage with colleagues from around the globe.

To provide learning resources and support in response to the COVID-19 pandemic, with the majority of employees forced to transition to remote work, we responded in several ways. Highlights include:

- Redesigning the manager-learning page to offer new information to support managers of remote teams.
- Creating a new Gallup Strengths resource page in the Learning Center to highlight useful information for managers and individual contributors to help

19

utilize strengths to increase engagement and team effectiveness while working in a hybrid environment. • Converting our in-person, instructor-led classes to virtual webinars, thereby providing all employees the chance to participate in learning opportunities regardless of location. • Developing new sessions, learning plans and employee guides to quickly give employees and managers the tools they need while working remotely. New classes included Managing People in a Virtual World, and Think Forward, in which we discussed and brainstormed areas of potential growth as a result of our VUCA (volatility, uncertainty, complexity and ambiguity) environment. • Creating additional webinar sessions such as Leading Captivating Virtual Presentations, which we facilitated for many of our sales teams across the organization. We developed our new Hosting Engaging Virtual Meetings session for managers responsible for remote employees for the first time. • Creating the return-to-work training video, a mandatory course for employees returning to an SEI office. This was done in collaboration with the COVID-19 Return-to-Office committee. To further demonstrate SEI’s commitment to learning and growth, we introduced a new employee benefit in 2020: the Professional Development Reimbursement Policy. This policy offers reimbursement of up to $1,000 to employees each year for completed business- related courses, certifications, seminars and continuing education that does not qualify for reimbursement under SEI’s Tuition Reimbursement Policy. The purpose of this policy is to support and help further our employees learning and professional development. GetAbstract in 2020 • 2,344 employees used getAbstract • 51,657 articles and book summary downloads from getAbstract LinkedIn Learning in 2020 • LinkedIn courses viewed: 4,117 (+48% from 2019) • LinkedIn videos viewed: 29,400 (+44% from 2019) In 2020, nearly 500 live training sessions (either in person or via Webex) were offered to SEI employees. This included professional development offerings as well as technical trainings facilitated by the corporate team and by training teams within individual business units. More than 2,000 online training courses and resource materials were completed in 2020 as our business units transitioned from in-person learning to online resources for employees to utilize while working remotely. Coaching Services @ SEI The Coaching Services @ SEI initiative took on a more vital role for our senior leaders in 2020, especially because of the new and unforeseen challenges faced during the COVID-19 pandemic. Approximately 40 leaders took advantage of this benefit, resulting in approximately 350 coaching hours. Coaching embodies the SEI value of “We are committed to the growth and betterment of our people, partners, as well as our community.” New Coaching Engagements In 2020, we supported four types of coaching engagements internally at SEI. Each engagement addressed a specific need and identified a critical business impact for senior leaders. Leadership Coaching: For executives and senior leaders who desire one-on-one coaching, leadership coaching can unleash additional potential and create optimal impact as a leader. Onboarding Coaching: This supports senior leaders joining SEI from other firms to help engage their natural talents for a successful start. With input from the leader’s manager, coaching ensures clarity about the leader’s new role and responsibilities while also supporting them in identifying and collaborating with their stakeholders. Promotion Coaching: Newly promoted leaders can benefit greatly from a coach who can tap into their talents, maximize their potential and assist them in learning how to effectively overcome their challenges. For leaders who are responsible for new or new-to-them teams, coaching will identify the leader’s hallmark style and how that style will support a high-performing and collaborative team. Team Coaching: An engagement in which a senior leader and their team members receive individual coaching while focusing on the same end goal(s). 20

Leadership Development We completed the third cohort of our 5-15 Leadership Program, created to develop employees who have five to 15 years of experience at SEI, despite SEI moving to a remote work environment the day after the program kickoff. The program was redesigned to accommodate the virtual environment. It engages prospective, emerging and experienced leaders from across offices and organizational functions to learn, grow, and be challenged to think differently about the future of our business. Throughout the three-month program, participants have the opportunity to learn from each other, grow together, connect across organizational functions, gain exposure to executive management and develop a leadership mindset. The global Associates and Internship programs equip recent and soon-to-be graduates with the tools, exposure and development opportunities necessary to launch their SEI careers. Upon successfully completing these programs, participants receive ongoing support to enable their long-term success at SEI. Despite the added pressures of COVID-19, both the Internship and Associates programs proved successful again in 2020. They seamlessly adapted to the new working landscape by successfully converting 100% of recruitment, onboarding and programming to a virtual environment. Additionally, the Global Associates Program underwent a complete curriculum overhaul. We installed an official program charter, created a structured mentorship engagement series designed to reinforce key learning areas, and developed a formalized learning plan incorporating classroom/Webex instructor-led training and self-paced online learning. We did all this while continuing to utilize the following traditional components of the program as part of our strategy to develop SEI’s junior talent: • Structured programming centered around SEI knowledge, leadership development and strengths- based self-discovery. • The Associates Innovation Pitch and Intern Case Study competitions, designed to support SEI’s culture of innovation while providing opportunities to work across units, gain confidence and exposure. • Mentorship, career-pathing guidance and access to a seasoned network of SEI professionals. Learning Highlights 3,958 Online courses viewed 2,888 Instructor-led class participants 151 Instructor-led training sessions 32,644 getAbstract downloads Recent Awards Honored as a “Champion of Change” by the Chester County Fund for Women and Girls for our commitment to career development and growth for female employees, and efforts to advance gender equity in the workplace. Named a winner for our Neurodiversity@ Work program in the WealthManagement.com 2020 Industry Awards’ “Corporate Social Responsibility/Diversity” category. Earned the Great Place to Work® certification in the U.S. Recognized as a “Champion of Board Diversity” by The Forum of Executive Women and PwC for the fourth consecutive year. Designated as a “Leading Disability Employer” by the National Organization on Disability. Named a 2020 “Top 10-Level Military Friendly® Employer” for companies with $1 billion to $5 billion in revenue. Recognized as a “Military Friendly® Spouse Employer” in 2020 and 2019. award 21

Employee Affinity Groups We believe it is important to endeavor to make a meaningful, positive impact on the communities we work in and serve. We strive to be stewards of advocacy, which may be best represented in our diversity initiatives and the grassroots efforts that define our employee-led volunteer groups. An elected board of directors leads each cause-based group, and the members follow a specified mission to accomplish their goals. Our affinity groups are self-created, self-run and self-sustained with the support of executive management, global colleagues and communities. SEI Cares is a global, philanthropic organization that sponsors volunteer opportunities and awareness events. Established in 2001, the SEI Cares Fund, an employee- led contribution fund, donates grants to local partner organizations that support animal welfare, community development, environmental protection, and health services. Funding from the SEI Cares Fund comes from the parent company and employee base. In 2020: • The SEI Cares Fund donated $238,000 to 18 partner organizations. • Through participation in the PA Educational Improvement Tax Credit program, SEI Cares granted $360,000 to partner organizations focused on education. • SEI Cares held an emergency appeal in spring to assist food banks with increased demand due to COVID-19. This effort resulted in nearly $200,000 donated to local charities fighting food insecurity. SEI Diversity supports our efforts to attract, develop and retain employees from diverse backgrounds. SEI Diversity focuses on employee education, building an inclusive culture and promoting success for all our stakeholders. In 2020, SEI Diversity: • Actively partnered with executive management on key racial equity opportunities and established global partnerships for virtual volunteerism for the SEI community to help countless youths in need. • Hosted the “Let’s Listen” series in which Black SEI employees authentically shared their life, work and family experiences. • Held the first Holocaust survival storytelling series at SEI, featuring a local survivor’s journey and how the Holocaust impacted history. • Hosted a virtual series in celebration of Pride Month, featuring an LGBTQ+ speaker, who talked about the importance of allyship and authenticity. This was followed by a related episode on SEI’s podcast, “The Intersection.” • Supported the creation of the SEI Black Professionals Network–our newest affinity network under the SEI Diversity banner. SEI Black Professionals Network (SBPN) formed after SEI’s three-part “Let’s Listen” series with the express purpose to connect, support and address the professional needs of its members through awareness, leadership development, educational forums and networking opportunities. The network recognizes and promotes the value Black professionals contribute to our corporate culture. In 2020, the network: • Formed a planning committee focused on opportunities to educate and connect with SEI colleagues. • Hosted its launch with a networking event involving over 90 attendees globally. This included 50% SBPN supporters/allies and 50% self-identified Black professionals. • By year-end 2020, established a 12-member board of directors, a 2021 budget and a calendar of events for the year. SEI Salutes is committed to providing a safe, engaging and stimulating environment that encourages the recruitment and retention of veterans and military personnel. SEI Salutes strives to support veterans and their families in the transition from military service to civilian life, enhance SEI’s diversity and celebrate the contributions of our colleagues with military backgrounds. In 2020, SEI Salutes: • Celebrated Veteran’s Day with virtual speakers, who educated the SEI workforce about veteran-focused programs. • Raised over $10,000 to support the Liberty USO’s Rucksacks to Backpacks and Haven Women organizations. • Donated six large boxes of toys to Toys for Tots, maintaining a 16-year tradition for SEI Campus Security. • Developed new and lasting relationships with Vets ‘N’ Pets of Hamilton, N.J., for partnership and collaboration opportunities. • Acknowledged the service of our military members globally through personalized outreach and tokens of appreciation with the Events & Experience team. 22

SEI Green Team seeks to foster a sustainable future by providing environmental education and awareness for our employees, developing solutions to reduce SEI’s environmental footprint and supporting environmentally friendly purchasing and consumption. • While COVID-19 put efforts on a brief pause, the team was able to virtually continue its Farm to Table effort, a Community Supported Agriculture, or CSA, program. • The team’s sustainability efforts gained traction through the Sustainability Investment Committee. SEI Women’s Network (SWN), founded in 2007, seeks to inspire and support the professional growth of women. A board of 14 women and men, who average 14 years of work experience, leads the global organization. SWN provides educational forums, hosts networking opportunities and encourages success through personal and professional growth. The Women’s Network profiles women across the globe through its #HERSTORY campaign and culminates its activities with an annual leadership summit. In 2020, SWN: • Hosted events in celebration of International Women’s Day, featuring the theme “Each for Equal.” Along with Global Committee representatives, each SEI office participated in celebrations of gender equity and equality around the world. • Collaborated with SEI Diversity to host a book club, bringing together about 70 SEI employees globally to discuss author Ijeoma Oluo’s book, “So You Want to Talk About Race.” • Celebrated Women’s Equality Day by sponsoring Vision 2020, a national women’s equality initiative founded and administered by Drexel University in Philadelphia. The group virtually toasted the 100th anniversary of the 19th Amendment, which legally guaranteed U.S. women the right to vote. • Launched a SHERO campaign to recognize and celebrate the incredible people we work with every day, who genuinely inspire diversity, inclusion and support for women and underrepresented groups. More than 100 nominations were received for the Rising SHERO and SHERO award categories. Winners, announced in December were Lorna Wilson (Rising SHERO) and Vivian Estadt (SHERO). • Hosted two Opportunity Series panel sessions for over 360 attendees, highlighting career paths of eight female employees in SEI’s Global Marketing and Legal/ Compliance competencies. The Opportunity Series is a rotating panel event featuring women in various business units and core competencies. They share stories from their careers, insight into their current roles and advice for career navigation. • Held their 7th Annual Leadership Summit on December 2-3, attracting nearly 700 registrants globally, including SEI employees and women leaders from the broader business community. As part of the summit experience, the SEI Women’s Network hosted a podcast on “The Intersection” titled “Unconscious Bias: Making Changes at Scale” and published the 2020 issue of the #HERSTORY magazine. Featured articles included “The Importance of Male Allyship,” “How to Not Just Survive But Thrive in a Remote Environment” and four #HERSTORY interviews. SEI Wellness Team globally promotes employees’ physical, financial and social well-being by creating forums to discuss healthy lifestyles, encouraging physical fitness, sharing caregiving information and advice, helping employees navigate workplace wellness challenges, and offering group sessions on a range of physical, emotional and financial well-being topics. Accomplishments in 2020 include: • Working with Montgomery County’s Department of Health to promote the Montco Trail Challenge, encouraging employees and locals to get moving outside and explore local parks. • Encouraging employee health and wellness through a series of online tips and workshops. Topics included fitness, stress management, mindfulness, tobacco cessation and financial wellness. 23

Philanthropy Since 2001, the SEI Cares affinity group has led company-sponsored philanthropic efforts, including grant-making, volunteerism and community awareness. The program is designed to support and engage with the local communities in which we live and work while also supporting our corporate social responsibility values. Through the SEI Cares Fund, an employee-led contribution fund, the program provides grants to our partner organizations in the targeted giving areas of animal rights, welfare and services; community services; economically disadvantaged children; the environment; and health services. In addition to direct grants, SEI Cares also sponsors a grant program that matches employee donations and volunteer hours with grants of up to $2,000 to eligible nonprofits. While COVID-19 eliminated opportunities for in-person volunteer efforts, the SEI community continued to support our friends and neighbors who were impacted by the global pandemic. In spring 2020, SEI Cares held an emergency appeal to assist food banks with increased demand due to COVID-19, which resulted in nearly $200,000 donated to local charities fighting food insecurity. The SEI Cares Fund donated $238,000 to 18 partner organizations in 2020, and through our participation in the Pennsylvania Educational Improvement Tax Credit (EITC) program, the fund also granted $360,000 to partner organizations focused on education. SEI Cares also matched over $30,000 in employee contributions to non-partner charity organizations. In all, nearly $830,000 went to charities as part of our SEI Cares group activities. This is in addition to the direct giving SEI makes to charities in the markets in which we operate. 24

Environmental Sustainability Our commitment to corporate social responsibility includes managing our operations efficiently and working to reduce our environmental footprint across our corporate headquarters and data center in Oaks, PA, and in our global offices. We aim to manage our greenhouse gas emissions, effectively manage our waste and benefit the local watershed near our corporate headquarters. Our in-house facilities teams, which manage our operational practices, report regularly to our Chief Financial Officer and other executive management. Drawing on our culture of innovation and engagement, in addition to executive management’s focus, SEI’s Green Team spearheads many of our environmental sustainability initiatives. This employee-led volunteer group educates co-workers about environmentally friendly practices and creates initiatives focused on reducing our carbon footprint, raising environmental awareness and encouraging environmentally conscious consumption. Greenhouse Gas Emissions Because SEI is a technology and investment management company, our greenhouse gas emissions are primarily associated with energy consumption. At our headquarters, we have invested in energy efficiency by installing LED lighting and updating our building management system (BMS) and related HVAC equipment. This enables us to maximize free cooling in mornings during shoulder seasons. Our air-handling units and outside air units are retrofitted with variable speed drives to reduce energy consumption. In 2020, we completed a new, 104,000-square-foot office building that exceeds high-efficiency standards from the Building Owners and Managers Association (BOMA) and features electrochromic glass that will reduce solar loads and increase HVAC efficiency. The design also incorporates energy recovery units into the ventilation system that will improve indoor air quality while maintaining preconditioned heating and cooling year round. We operate 34,000 square feet of data center space that uses closed glycol loop technology with variable speed pumps to reduce energy consumption while our BMS maximizes free cooling throughout the year. Additional energy efficiency is achieved though sophisticated computer modeling of airflow on the raised floor area. Ongoing replacement of computer room air-conditioning units will continue to improve energy efficiency in our data center. At our office in Dublin, Ireland, 100% of the electricity is produced by renewable sources. In late 2020, SEI committed to purchasing wind-powered renewable energy credits (RECs) that will offset 50% of the electricity consumed at our headquarters in 2021. In 2020, SEI’s total Scope 1 and Scope 2 greenhouse gas emissions from energy production and consumption were 9,366 MT CO2e. While most of our offices experienced reduced electricity consumption as the majority of our employees worked from home beginning in March 2020, our emissions grew in 2020 as we completed the expansion of our headquarters, and increased fresh air to the HVAC systems of all occupied buildings. The new building will support sustained growth of SEI’s business and employee base, and we anticipate future reductions in emissions intensity as a result. More detail is available in our CDP Report. 25

Greenhouse Gas Emissions

	2020				2019
Energy Consumption	**Oaks, PA Campus**	**Data Center**	**Global Offices**	**Total**	**Total**
Scope 1: Direct Energy (MWh)	1.27	0	0	1.27	2.11
Scope 2: Purchased Electricity (MWh)	11,830	6,300	1,456	19,586	19,216
Total	11,831	6,300	1,456	19,587	19,218
Greenhouse Gas Emissions					
Scope 1: Direct (MT CO_2e)	24	0	0	24	39.58
Scope 2: Purchased Electricity (MT CO_2e)	5,765	3,070	507	9,342	7,018
Total	5,789	3,070	507	9,366	7,058
Emissions Intensity					
Revenue (MT CO_2e/US $1 million)	N/A	N/A	N/A	5.56	4.28
Area (MT CO_2e/1,000 ft^2)	9.27	90.3	3.16	11.97	10.95
Employees (MT CO_2e/FTE)	1.44	N/A	0.66	2.42	2.09

Sustainable Sourcing in our Cafeteria

In partnership with our dining service partner, SEI aims to incorporate sustainably sourced ingredients into our cafeteria options.

2020 Highlights:

100% milk and yogurt products without artificial growth hormones

99% chicken produced without routine use of human antibiotics

100% eggs Certified Humane cage-free

72% seafood meets Seafood Watch sustainable sourcing criteria

Waste Management

Successful waste management relies on the participation of our employees. To make recycling a simple and routine habit, we instituted single-stream recycling in all of our offices, available in cafeterias and office pantries. Food waste composting is also available in our London office.

The Green Team leads efforts to reduce the production of waste in our offices. These efforts include adding automatic hand dryers to restrooms, installing single-serve napkin and utensil dispensers in our cafeterias, and creating signage to educate employees about waste reduction and recycling. In 2020, SEI recycled 56% of waste, by weight, produced at our headquarters.

Water Resources

SEI's corporate headquarters comprises a 96-acre campus about 25 miles outside of Philadelphia. The campus is designed to maintain the natural landscape and support the local habitat for plants and animals in the Perkiomen Creek Watershed. We were honored by the Perkiomen Watershed Conservancy in 2008 and 2017 for our efforts to support the watershed.

26

Our commitment to corporate social responsibility includes managing our operations efficiently and working to reduce our environmental footprint. 27

Value Reporting SASB Standards

All figures reported in U.S. dollars as of Dec. 31, 2020, unless noted otherwise.

Topic	Metric	Code	Disclosure
Software and IT Services – Activity Metrics	(1) Number of licenses or subscriptions, (2) percentage cloud-based	TC-SI-000.A	Not applicable due to structure of business.
	(1) Data processing capacity, (2) percentage outsourced	TC-SI-000.B	• SEI has clients that utilize our data processing and storage capabilities, across all our solutions: • 55 banks and trust institutions (on TRUST 3000®) • 54 banks, independent wealth managers and other wealth managers (on the SEI Wealth Platform℠) • 93 banks, wealth managers and other financial services intermediaries (who had at least $5 million each in customer assets invested in our programs) • 7,500 financial advisors • 464 institutional clients • 526 investment management companies • SEI does not outsource data processing. There may be a few exceptions.
	(1) Amount of data storage, (2) percentage outsourced	TC-SI-000.C	SEI storage totals by platform (data protection saves and Exadata are not included): Enterprise 4.2 PB Midrange: 2.3 PB File: 740 TB SEI does not generally outsource data storage. There may be a few exceptions.
Environmental Footprint of Hardware Infrastructure	Total energy consumed, percentage grid electricity, percentage renewable	TC-SI-130a.1	Greenhouse Gas Emissions, page 25. 2020 CDP Climate Report.
	Total water withdrawn, total water consumed, percentage of each in regions with high or extremely high baseline water stress	TC-SI-130a.2	SEI maintains two offices in regions considered to have high baseline water stress. Neither office withdraws or consumes significant volumes of water.
	Discussion of the integration of environmental considerations into strategic planning for data center needs	TC-SI-130a.3	Environmental Sustainability, page 25.

28

Topic	Metric	Code	Disclosure
Data Privacy and Freedom of Expression	Description of policies and practices relating to behavioral advertising and user privacy	TC-SI-220a.1	Data Privacy, page 10.
	Number of users whose information is used for secondary purposes	TC-SI-220a.2	SEI does not use client information for secondary purposes.
	Total amount of monetary losses as a result of legal proceedings associated with user privacy	TC-SI-220a.3	SEI legal proceedings can be found in our 2020 Form 10-K, page 26.
	Number of law enforcement requests for user information, number of users whose information was requested, percentage resulting in disclosure	TC-SI-220a.4	Because of the sensitive and proprietary nature of these data points, we choose not to disclose this data at this time.
	List of countries where core products or services are subject to government-required monitoring, blocking, content filtering or censoring	TC-SI-220a.5	SEI does not operate in countries where products or services are subject to government-required monitoring, blocking, content filtering or censoring.
Data Security	Number of data breaches, percentage involving personally identifiable information, number of users affected	TC-SI-230a.1	Material breaches are reported in our 2020 Form 10-K, as applicable.
	Description of approach to identifying and addressing data security risks, including use of third-party cybersecurity standards	TC-SI-230a.2	Information Security, page 10.
Recruiting & Managing a Global, Diverse & Skilled Workforce	Percentage of employees that are (1) foreign nationals and (2) located offshore	TC-SI-330a.1	SEI's U.S.-supported foreign national population represents approximately 3.2% of our global workforce. SEI is a global company. Approximately 15% of our employees work in offices outside of the United States: • Non-U.S. North America: 0.85% • EMEA: 13.3% • APAC: 0.5%
	Employee engagement as a percentage	TC-SI-330a.2	SEI distributed a companywide engagement survey in 2020 and earned the Great Places to Work Designation based on our scores and employee feedback.
	Percentage of gender and racial/ethnic group representation for (1) management, (2) technical staff, and (3) all other employees	TC-SI-330a.3	Workforce, page 19.

29

Topic	Metric	Code	Disclosure
Managing Systematic Risks from Technology Disruptions	Number of (1) performance issues and (2) service disruptions; (3) total customer downtime	TC-SI-550a.1	Material performance issues and service disruptions can be found in our 2020 Form 10-K, as applicable.
	Description of business continuity risks related to disruptions of operations	TC-SI-550a.2	Business Continuity, page 8.
Asset Management & Custody Activities – Activity Metrics	(1) Total registered and (2) total unregistered assets under management (AUM)	FN-AC-000.A	$275.0 billion in registered assets under management. Our affiliate, LSV Asset Management, manages $93.7 billion, which is not included in this report. Additional information available in our 2020 Form 10-K.
	Total assets under custody and supervision	FN-AC-000.B	$787 billion in assets under administration. Additional information available in our 2020 Form 10-K.
Transparent Information & Fair Advice for Customers	(1) Number and (2) percentage of covered employees with a record of investment-related investigations, consumer-initiated complaints, private civil litigations or other regulatory proceedings	FN-AC-270a.1	Within the last five years, none of SEI's covered employees has disclosed that he or she has been involved in a legal proceeding related to the investment advisory or brokerage business. Additional information found at https://adviserinfo.sec.gov
	Total amount of monetary losses as a result of legal proceedings associated with marketing and communication of financial product-related information to new and returning customers	FN-AC-270a.2	SEI is subject to federal securities laws and required to file annual and quarterly reports with the SEC on Forms 10-K (Part I, Item 3. Legal Proceedings, Related Notes to the Financial Statements, etc.) and 10-Q (Part II, Item 1. Legal Proceedings, Related Notes to the Financial Statements, etc.). These filings and additional information found at www.seic.com/investors-relations.
	Description of approach to informing customers about products and services	FN-AC-270a.3	Fair Marketing & Communications, page 7.
Employee Diversity & Inclusion	Percentage of gender and racial/ethnic group representation for (1) executive management, (2) non-executive management, (3) professionals, and (4) all other employees	FN-AC-330a.1	Workforce, page 19.

30

Topic Metric Code Disclosure Incorporation of ESG Factors in Investment Management and Advisory Amount of assets under management by asset class, that employ (1) integration of ESG issues, (2) sustainability themed investing, and (3) screening FN-AC-410a.1 Sustainable Investing Solutions, page 14. Description of approach to incorporation of ESG factors in investment and/or wealth management processes and strategies FN-AC-410a.2 Sustainable Investing Solutions, page 14. Description of proxy voting and investee engagement policies and procedures FN-AC410a.3 Investment Stewardship, page 15. Business Ethics Total amount of monetary losses as a result of legal proceedings associated with fraud, insider trading, anti-trust, anti-competitive behavior, market manipulation, malpractices or regulations FN-AC-510a.1 SEI legal proceedings can be found in our 2020 Form 10-K, page 26. Description of whistleblower policies and procedures FN-AC-510a.2 Ethics and Compliance, page 6. Systemic Risk Management Description of approach to incorporation of liquidity risk management programs into portfolio strategy and redemption risk management FN-AC-550a.2 Liquidity Risk, page 16. Total exposure to securities financing transactions FN-AC-550a.3 SEI does not have direct exposure to securities financing transactions. Certain funds may have exposure. Where relevant, this information is provided in fund disclosure materials. Net exposure to written credit derivatives FN-AC-550a.4 SEI does not invest directly in written credit derivatives. Certain funds may have exposure. Where relevant, this information is provided in fund disclosure materials. 31

Legal Notices This document contains forward-looking statements within the meaning of the rules and regulations of the Securities and Exchange Commission. In some cases you can identify forward-looking statements by the words “may,” “remains,” “will,” “expect,” “plan,” “believe,” “continue” or “appear.” Our forward-looking statements include discussions about future operations, strategies and practices, including: • The benefits we or our stakeholders may derive from the policies, procedures and initiatives described in this document. • The impact and/or success that the practices and initiatives described in this document may have. • The degree to which we will implement the initiatives and practices described in this document. • Our focus on sustainable growth in earnings per share, generating recurring revenue and predictable cash flows. • The degree to which we will implement and invest in or pursue the strategies and practices described in this document. You should not place undue reliance on our forward-looking statements as they are based on the current beliefs and expectations of our management and subject to significant risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe the assumptions upon which we base our forward-looking statements are reasonable, they could be inaccurate. Some of the risks and important factors that could cause actual results to differ from those described in our forward-looking statements can be found in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission and available on our website at https://www.seic.com/investor-relations and on the Securities and Exchange Commission’s website (www.sec.gov). We do not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. 32

“We believe our business has a role to play in effecting positive change.” – Al West, Chairman and CEO 33

1 Freedom Valley Drive Oaks, PA 19456-1100 +1 610-676-1000 seic.com Follow us on social media Facebook https://www.facebook.com/SEICorporateHeadquarters/ linkedin https://www.linkedin.com/company/sei/ Instagram https://www.instagram.com/sei_hq/ ©2021 SEI 210689.01 ( 10/21 )